EXHIBIT 24.1
POWER OF ATTORNEY
          KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Exceed Company Ltd., a British Virgin Islands company (the “Registrant”), does hereby constitute and appoint each of Lin Shuipan and Wong Chi Keung, or either of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s ordinary shares, par value US$0.0001 per share, in connection with the Exceed Company Ltd. 2010 Equity Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state or other securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
          This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.
          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 20th day of December, 2010.

/s/ Lin Shuipan	/s/ Wong Chi Keung
Lin Shuipan	Wong Chi Keung
Chairman and Chief Executive Officer	Chief Financial Officer

/s/ Jin Jichun	/s/ William J. Sharp
Jin Jichun	William J. Sharp
Director	Director